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                                                                  Exhibit 3-45
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                        CERTIFICATE OF INCOEPORATION OF
                                       OF
                   BURLINGTON WOODS CONVALESCENT CENTER, INC.


To: The Secretary of State
    State of New Jersey

   THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation:

   FIRST: The name of the corporation is BURLINGTON WOODS CONVALESCENT CENTER, INC.

   SECOND: The purpose or purposes for which the corporation is organized are to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

   THIRD: The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) of the par value of One Dollar ($1.00) each.

   FOURTH: The address of the corporation's initial registered office is Lakewood House, Sunset Road, Burlington, New Jersey 08016, and the name of the corporation's initial registered agent at such address is Fred App1ebaum.

   FIFTH: The number of directors constituting the first board of directors shall be one (1), and the name and address of the person who is to serve as such director is as follows:

        Daniel Veloric
        Geriatric & Medical Building
        63rd and Walnut Streets
        Philadelphia, Pennsylvania l9l39

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o

   SIXTH: The name and address of the incorporator is as follows:

        Name                             Address
        ----                             -------
        Marion A. Rando                  1401 Walnut Street, 10th Floor
                                         Philadelphia, Pa. 19102

   IN WITNESS WHEREOF, I, the incorporator of the above named corporation, have hereunto signed this Certificate of Incorporation on the 1st day of December, 1976.

                                           /s/ Marion A. Rando
                                           -------------------------------------
                                           Marion A. Rando


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                                                                     ADB
                                                                    FILED
                                                                 DEC. 4 1989
                                                                 JANE BURGIO
                                                             Secretary of State
                                                                   0589808


                        CERTIFICATE OF AMENDMENT TO THE
                        CERTIFICATE OF INCORPORATION OF

                   BURLINGTON WOODS CONVALESCENT CENTER. INC.

TO: The Secretary of State
    State of New Jersey

       Pursuant to the provisions of ss.14A:9 2(4) and ss.14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned Corporation executes the following Certificate of Amendment to its Certificate of Incorportation

    1. The name of the Corporation is BURLINGTON WOODS CONVALESCENT CENTER,
INC.

    2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the Corporation on the 9th day of June 1989.

       RESOLVED, that Article Sixth of the Certificate of Incorporation be numbered Article Seventh and a new Article Sixth be added to read as follows:

       To the fullest extent from time to time permitted by law, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (1) in breach of such person's duty of loyalty to the Corporation or its shareholders; (ii) not in good faith or involving a knowing violation of law; or (iii) resulting in receipt by such person of an improper personal benefit. The foregoing limitation of liability shall be retroactive to the fullest extent permitted by law. If the Revised Statutes of the State of New Jersey hereafter are amended to authorize the further elimination or limitation of liability of directors or officers, then the liability of such directors or officers of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such amendment. Any repeal or


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   modification of this Section of the Certificate of Incorporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such repeal or modification.

    3. The number of shares entitled to vote upon the amendment was One Thousand (1,000).

    4. That in lieu of a meeting and vote of the shareholders and in accordance with the provisions of ss.14A:5-6 of the New Jersey Business Corporation Act, the amendment was adopted by the shareholders without a meeting pursuant to the written consents of the shareholders and the number of shares represented by such consents is One Thousand (1,000) shares.

Dated this 1st day of November, 1989.

                                       BURLINGTON WOODS CONVALESCENT CENTER INC.
                                       ----------------------------------------
                                                  (Corporate name)


                                       By: /s/ Michael Veloric
                                       -----------------------------------------
                                                     (Signature)


                                         Michael Veloric. Vice President
                                       -----------------------------------------
                                           (Type or Print Name and Title)


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